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                                                                    Exhibit 24.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 8, 2000 included in MedQuist Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.






Arthur Andersen LLP
Philadelphia, Pa.,
  November 9, 2000